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As filed with the Securities and Exchange Commission on April 22, 2013

Registration No. 333-184685

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Coca-Cola HBC AG
(Exact name of Registrant as specified in its charter)

Switzerland	2086	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Baarerstrasse 14, CH-6300 Zug, Switzerland, +41 (041) 561-3243
 (Address, including Zip code, and telephone number, including area code, of Registrant's principal executive offices)

C T Corporation System, 111 Eighth Avenue, New York, NY 10011, (212) 894-8800
 (Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Jan Gustavsson, Esq. General Counsel and Company Secretary Coca-Cola Hellenic Bottling Company S.A. 9 Fragoklissias Street 151 25 Maroussi, Athens, Greece Tel. No.: 011-30-210-618-3137	George H. White, Esq. Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN United Kingdom Tel. No.: 011-44-20-7959-8900	Thomas N. O'Neill III, Esq. Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom Tel. No.: 011-44-20-7456-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-184685

        If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

    Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

    Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

 EXPLANATORY NOTE

        We are filing this Post-Effective Amendment No. 1 pursuant to Rule 462(d) of the Securities Act of 1933, as amended, for the sole purpose of filing additional exhibits to the Registration Statement No. 333-184685. Accordingly, this Post-Effective Amendment No. 1 will become effective immediately upon filing with the Securities and Exchange Commission.

Item 21.    Exhibits.

        (a)   The following exhibits are filed as part of this registration statement, unless otherwise indicated.

Exhibit No.	Description
3.1	English translation of Coca-Cola HBC Articles of Association††
3.2	Organizational Regulations of Coca-Cola HBC+
5.1	Opinion of Bär and Karrer with respect to the validity of the Coca-Cola HBC Shares to be registered†
8.1	Opinion of Ernst & Young Business Advisory Solutions SA with respect to material Greek tax consequences of the transaction††
8.2	Opinion of Sullivan & Cromwell LLP with respect to material U.S. tax consequences of the transaction††
8.3	Opinion of Bär and Karrer with respect to material Swiss tax consequences of the transaction**
10.1
€550,000,000 Statutory Buy-Out Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; Citibank N.A., London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.2
€500,000,000 Bond Bridge Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; ING Bank N.V.; Citibank, N.A., London Branch; Credit Suisse AG, London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.3
Letter of Amendment, dated as of February 20, 2013, to €550,000,000 Statutory Buy-Out Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; Citibank N.A., London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.4
Letter of Amendment, dated as of February 20, 2013, to €500,000,000 Bond Bridge Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; ING Bank N.V.; Citibank, N.A., London Branch; Credit Suisse AG, London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.5	Letter from The Coca-Cola Company, dated October 7, 2012, regarding the extension of the term of the bottlers' agreements††
10.6
Letter Agreement Regarding Termination of Shareholders' Agreement and Relationship Agreement, dated as of February 21, 2013, by and among Coca-Cola HBC AG, Coca-Cola Hellenic Bottling Company S.A., Kar-Tess Holding and The Coca-Cola Company, the Coca-Cola Export Corporation, Barlan, Inc., Atlantic Industries, Coca-Cola Overseas Parent Ltd., Refreshment Product Services and CCHBC Grouping, Inc.††
12.1	Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 7.1 to the Coca-Cola Hellenic 2012 Form 20-F)
23.1	Consent of PricewaterhouseCoopers S.A.+
23.2	Consent of Bär and Karrer (included in Exhibit 5.1)
23.3	Consent of Ernst & Young Business Advisory Solutions SA (included in Exhibit 8.1)
23.4	Consent of Jefferies International Limited*

Exhibit No.	Description
23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.2)
23.6	Consent of Bär and Karrer (included in Exhibit 8.3)
24.1	Powers of attorney*
99.1	Form of Letter of Transmittal+
99.2	Declaration of Acceptance+
99.3	Letter to Clients for Tender of Coca-Cola Hellenic ADSs+
99.4	Letter to Clients for Tender of Coca-Cola Hellenic Shares+
99.5	Letter to Brokers+
99.6	Form of Supplemental Letter of Transmittal
99.7	Statutory Sell-Out Election Form
99.8	Consents of Persons Named to Become Director (incorporated by reference to Exhibit 99.11 to the Coca-Cola HBC AG Registration Statement filed on Form F-4 on November 1, 2012)
99.9	Consent of Susan Kilsby to Become Director (incorporated by reference to Exhibit 99.12 to Amendment No. 2 to the Coca-Cola HBC AG Registration Statement filed on Form F-4 on December 17, 2012)

*
Previously filed with the Coca-Cola HBC AG Registration Statement on Form F-4 on November 1, 2012.

**
Previously filed with Amendment No. 1 to the Coca-Cola HBC AG Registration Statement on Form F-4 on December 4, 2012.

†
Previously filed with Amendment No. 3 to the Coca-Cola HBC AG Registration Statement on Form F-4 on December 19, 2012.

††
Previously filed with Amendment No. 4 to the Coca-Cola HBC AG Registration Statement on Form F-4 on February 26, 2013.

+
Previously filed with Amendment No. 5 to the Coca-Cola HBC AG Registration Statement on Form F-4 on March 6, 2013.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on April 22, 2013.

COCA-COLA HBC AG
/s/ ROBERT RYAN RUDOLPH

Name:	Robert Ryan Rudolph
Title:	Director and Principal Executive, Financial and Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on April 22, 2013.

SIGNATURE/NAME		TITLE

* George A. David		Chairman, Non-Executive Member (Director)
* Anastasios P. Leventis		Vice Chairman, Non-Executive Member (Director)
* Anastassis G. David		Non-Executive Member (Director)
* Haralambos K. Leventis		Non-Executive Member (Director)
/s/ ROBERT RYAN RUDOLPH Robert Ryan Rudolph		Member (Director and Principal Executive, Financial and Accounting Officer)
* Patrick K. Oesch		Non-Executive Member (Director)
* Claudia Goebel		Non-Executive Member (Director)
* Donald J. Puglisi		Authorized Representative in the United States
*By:	/s/ ROBERT RYAN RUDOLPH Robert Ryan Rudolph Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
3.1	English translation of Coca-Cola HBC Articles of Association††
3.2	Organizational Regulations of Coca-Cola HBC+
5.1	Opinion of Bär and Karrer with respect to the validity of the Coca-Cola HBC Shares to be registered†
8.1	Opinion of Ernst & Young Business Advisory Solutions SA with respect to material Greek tax consequences of the transaction††
8.2	Opinion of Sullivan & Cromwell LLP with respect to material U.S. tax consequences of the transaction††
8.3	Opinion of Bär and Karrer with respect to material Swiss tax consequences of the transaction**
10.1
€550,000,000 Statutory Buy-Out Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; Citibank N.A., London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.2
€500,000,000 Bond Bridge Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; ING Bank N.V.; Citibank, N.A., London Branch; Credit Suisse AG, London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.3
Letter of Amendment, dated as of February 20, 2013, to €550,000,000 Statutory Buy-Out Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; Citibank N.A., London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.4
Letter of Amendment, dated as of February 20, 2013, to €500,000,000 Bond Bridge Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; ING Bank N.V.; Citibank, N.A., London Branch; Credit Suisse AG, London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.5	Letter from The Coca-Cola Company, dated October 7, 2012, regarding the extension of the term of the bottlers' agreements††
10.6
Letter Agreement Regarding Termination of Shareholders' Agreement and Relationship Agreement, dated as of February 21, 2013, by and among Coca-Cola HBC AG, Coca-Cola Hellenic Bottling Company S.A., Kar-Tess Holding and The Coca-Cola Company, the Coca-Cola Export Corporation, Barlan, Inc., Atlantic Industries, Coca-Cola Overseas Parent Ltd., Refreshment Product Services and CCHBC Grouping, Inc.††
12.1	Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 7.1 to the Coca-Cola Hellenic 2012 Form 20-F)
23.1	Consent of PricewaterhouseCoopers S.A.+
23.2	Consent of Bär and Karrer (included in Exhibit 5.1)
23.3	Consent of Ernst & Young Business Advisory Solutions SA (included in Exhibit 8.1)
23.4	Consent of Jefferies International Limited*
23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.2)
23.6	Consent of Bär and Karrer (included in Exhibit 8.3)

Exhibit No.	Description
24.1	Powers of attorney*
99.1	Form of Letter of Transmittal+
99.2	Declaration of Acceptance+
99.3	Letter to Clients for Tender of Coca-Cola Hellenic ADSs+
99.4	Letter to Clients for Tender of Coca-Cola Hellenic Shares+
99.5	Letter to Brokers+
99.6	Form of Supplemental Letter of Transmittal
99.7	Statutory Sell-Out Election Form
99.8	Consents of Persons Named to Become Director (incorporated by reference to Exhibit 99.11 to the Coca-Cola HBC AG Registration Statement filed on Form F-4 on November 1, 2012)
99.9	Consent of Susan Kilsby to Become Director (incorporated by reference to Exhibit 99.12 to Amendment No. 2 to the Coca-Cola HBC AG Registration Statement filed on Form F-4 on December 17, 2012)

*
Previously filed with the Coca-Cola HBC AG Registration Statement on Form F-4 on November 1, 2012.

**
Previously filed with Amendment No. 1 to the Coca-Cola HBC AG Registration Statement on Form F-4 on December 4, 2012.

†
Previously filed with Amendment No. 3 to the Coca-Cola HBC AG Registration Statement on Form F-4 on December 19, 2012.

††
Previously filed with Amendment No. 4 to the Coca-Cola HBC AG Registration Statement on Form F-4 on February 26, 2013.

+
Previously filed with Amendment No. 5 to the Coca-Cola HBC AG Registration Statement on Form F-4 on March 6, 2013.

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EXPLANATORY NOTE
  Item 21. Exhibits.
SIGNATURES